Exhibit 10.22
CARRIZO OIL & GAS, INC.
CASH-SETTLED STOCK APPRECIATION RIGHTS PLAN
EMPLOYEE STOCK APPRECIATION RIGHTS AGREEMENT
(Officer)
THIS AGREEMENT (“Agreement”) is effective as of _____ ___, 20___ (the “Grant Date”), by and between Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), and ____________ (the “Grantee”).
The Company has adopted the Carrizo Oil & Gas, Inc. Cash-Settled Stock Appreciation Rights Plan (as amended, modified or supplemented from time to time, the “Plan”), by this reference made a part hereof, for the benefit of eligible employees, directors and independent contractors of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.
Pursuant to the Plan, the Committee, which has generally been assigned responsibility for administering the Plan, has determined that it would be in the interest of the Company and its stockholders to grant the stock appreciation rights provided herein in order to provide Grantee with additional remuneration for services rendered, to encourage Grantee to remain in the employ of the Company or its Subsidiaries and to increase Grantee’s personal interest in the continued success and progress of the Company.
The Company and Grantee therefore agree as follows:
1.Grant of SAR. Subject to the terms and conditions herein, the Company hereby awards to the Grantee, pursuant to the Plan, during the period commencing on the Grant Date and expiring at 5:00 p.m. Houston, Texas time (“Close of Business”) on ___________, 20___ (the “SAR Term”), subject to earlier termination pursuant to paragraph 5 below, a stock appreciation right with respect to the number of shares of Company Common Stock (“Common Stock”) set forth on Schedule 1 hereto (the “SAR Shares”) with an exercise price set forth on Schedule 1 (the “Exercise Price”). The Exercise Price and SAR Shares are subject to adjustment pursuant to the Plan. This stock appreciation right is hereinafter referred to as the “SAR.”
2.    Vesting Schedule. The SAR is exercisable only in accordance with the conditions stated in this paragraph.
(a)    Except as otherwise provided in this subparagraph (a), the SAR may only be exercised to the extent the SAR has become vested in accordance with the following schedule (each date, a “Vesting Date”), provided, however, that the SAR shall not become vested unless the Committee has certified that [Describe Performance Condition] (the “Performance Condition”). If the Committee does not certify that the Performance Condition was achieved, the SAR shall be forfeited in its entirety.

Vesting Date	Percentage of SAR Shares (rounded up to nearest whole number)
_____ __, 20__	___%
_____ __, 20__	___%
Notwithstanding the foregoing, subject to the provisions of any applicable written employment agreement between the Grantee and the Company or any Subsidiary (the “Employment Agreement”), the SAR will not vest if Grantee has not remained in the continuous employment with the Company or any Subsidiary (or the successor of any such company) through each Vesting Date.
(b)    To the extent the SAR becomes exercisable, the SAR may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the SAR Term or earlier termination thereof.
3.    Manner of Exercise. The SAR shall be considered exercised (as to the number of SAR Shares specified in the notice referred to in subparagraph (a) below) on the latest of (i) the date of exercise designated in the written notice referred to in subparagraph (a) below, (ii) if the date so designated is not a business day, the first business day following such date or (iii) the earliest business day by which the Company has received all of the following:
(a)    Written notice, in such form as the Committee may require, designating, among other things, the date of exercise and the number of SAR Shares with respect to which the SAR is to be exercised; and
(b)    Any other documentation that the Committee may reasonably require.
4.    Payment by the Company. As soon as practicable after receipt of all items referred to in paragraph 3, and subject to the withholding referred to in paragraph 7, the Company shall deliver to the Grantee an amount, in cash, equal to the product of (i) the number of SAR Shares with respect to which the SAR was exercised and (ii) the difference between (A) the Fair Market Value per share of Common Stock on the date of exercise and (B) the Exercise Price.
5.    Termination of Employment. Unless otherwise determined by the Committee in its sole discretion, the SAR shall terminate, prior to the expiration of the SAR Term, at the time specified below:
(a)    If Grantee’s employment with the Company and its Subsidiaries is terminated by death, by the Grantee voluntarily, or by the Company or a Subsidiary without cause (as determined by the Committee in its sole discretion) or, if Grantee is party to any Employment Agreement, without Cause (as defined in such Employment Agreement), then the SAR shall terminate at the Close of Business on the first business day following the expiration of the 90-day period which began on the date of termination of Grantee’s employment; or

(b)    If Grantee’s employment with the Company and its Subsidiaries is terminated by the Company or a Subsidiary for cause (as determined by the Committee in its sole discretion) or, if Grantee is party to any Employment Agreement, for Cause (as defined in such Employment Agreement), then the SAR shall terminate immediately upon termination of Grantee’s employment.
In any event in which the SAR remains exercisable for a period of time following the date of termination of Grantee’s employment, the SAR may be exercised during such period of time only to the extent it is vested as provided in paragraph 2. Notwithstanding any period of time referenced in this paragraph 5 or any other provision of this paragraph 5 that may be construed to the contrary, the SAR shall in any event terminate upon the expiration of the SAR Term.
6.    No Stockholder Rights. The Grantee shall not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock as to which this Agreement relates.
7.    Mandatory Withholding for Taxes. Grantee acknowledges and agrees that the Company shall deduct from the cash otherwise payable or deliverable upon exercise of the SAR an amount of cash that is equal to the amount of all federal, state and local taxes required to be withheld by the Company upon such exercise, as determined by the Committee.
8.    Restrictions Imposed by Law. Without limiting the generality of Section 13 of the Plan, the Grantee agrees that Grantee will not exercise the SAR and that the Company will not be obligated to deliver any payment, if counsel to the Company determines that such exercise or payment would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the SAR or the resulting payment to comply with any such law, rule, regulation or agreement.
9.    Assignability. During Grantee’s lifetime, the SAR is not transferable (voluntarily or involuntarily) other than pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”), and, except as otherwise required pursuant to a QDRO, is exercisable only by the Grantee or Grantee’s court appointed legal representative. The Grantee may designate a beneficiary or beneficiaries to whom the SAR shall pass upon Grantee’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on the form attached hereto as Exhibit A or such other form as may be prescribed by the Committee, provided that no such designation shall be effective unless so filed prior to the death of Grantee. If no such designation is made or if the designated beneficiary does not survive the Grantee’s death, the SAR shall pass by will or the laws of descent and distribution. Following Grantee’s death, the SAR, if otherwise exercisable, may be exercised by the person to whom such SAR passes according to the foregoing and such person shall be deemed the Grantee for purposes of any applicable provisions of this Agreement.

Notwithstanding the foregoing, the SAR is transferable by the Grantee to (i) the spouse, children or grandchildren of the Grantee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members (“Immediate Family Member Trusts”), or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety‑nine percent (99%) of the equity, profit and loss interests (“Immediate Family Member Partnerships”). Subsequent transfers of a transferred SAR shall be prohibited except by will or the laws of descent and distribution or pursuant to a QDRO, unless such transfers are made to the original Grantee or a person to whom the original Grantee could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, the SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term “Grantee” shall be deemed to refer to the transferee. The consequences of termination of employment shall continue to be applied with respect to the original Grantee, following which the SAR shall be exercisable by the transferee only to the extent and for the periods specified in the Plan and this Agreement.
10.    Notice. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be delivered personally or sent by first class mail, postage prepaid to the following address:
Carrizo Oil & Gas, Inc.
500 Dallas Street, Suite 2300
Houston, Texas 77002
Attention: Human Resources
with a copy to:
Carrizo Oil & Gas, Inc.
500 Dallas Street, Suite 2300
Houston, Texas 77002
Attention: Law Department
Any notice or other communication to the Grantee with respect to this Agreement shall be in writing and shall be delivered personally, shall be sent by first class mail, postage prepaid, to Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address, or shall be sent to the Grantee’s e‑mail address specified in the Company’s records.
11.    Grantee Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate the Grantee’s employment at any time, with or without cause; subject, however, to the provisions of any Employment Agreement.

12.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas. Any suit, action or other legal proceeding arising out of this Agreement shall be brought in the United States District Court for the Southern District of Texas, Houston Division, or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Harris County, Texas. Each of the Grantee and the Company consents to the jurisdiction of any such court in any such suit, action, or proceeding and waives any objection that it may have to the laying of venue of any such suit, action, or proceeding in any such court.
13.    Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all exhibits and schedules appended hereto, including the Plan. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
14.    Duplicate Originals. The Company and the Grantee may execute any number of copies of this Agreement. Each executed copy shall be an original, but all of them together represent the same agreement.
15.    Rules by Committee. The rights of the Grantee and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.
16.    Entire Agreement. Subject to the provisions of any Employment Agreement, Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the SAR and replaces and makes null and void any prior agreements, oral or written, between Grantee and the Company regarding the SAR. To the extent of any conflict between this Agreement and any Employment Agreement, the terms of such Employment Agreement shall control.

17.    Grantee Acceptance. Grantee shall signify acceptance of the terms and conditions of this Agreement by executing this Agreement and returning an executed copy to the Company.
CARRIZO OIL & GAS, INC.
By:
S. P. Johnson, IV
President

ACCEPTED:

Grantee

Schedule 1 to Stock Appreciation Rights Agreement dated as of ____________
Carrizo Oil & Gas, Inc.
Cash-Settled Stock Appreciation Rights Plan
Grantee:        [Employee Name]

Grant Date:        ____________

Exercise Price:    $________ per SAR Share

Number of SAR Shares:	______

Exhibit A to Stock Appreciation Rights Agreement dated as of ____________
Carrizo Oil & Gas, Inc.
Cash-Settled Stock Appreciation Rights Plan
Designation of Beneficiary
I, ___________________________________________ (the “Grantee”), hereby declare that upon my death __________________________________________ (the “Beneficiary”) of
Name
_____________________________________________________________________________,
Street Address             City             State         Zip Code

who is my _________________________________________________, shall be entitled to the
Relationship to Grantee

SAR and all other rights accorded the Grantee by the above‑referenced agreement (the “Agreement”).
It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated herein, including the Beneficiary’s survival of the Grantee’s death. If any such condition is not satisfied, such rights shall devolve according to the Grantee’s will or the laws of descent and distribution.
It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked and that this Designation of Beneficiary may only be revoked in writing, signed by the Grantee, and filed with the Company prior to the Grantee’s death.

Date                            Grantee